EXHIBIT 99.1

CPAC, Inc.

Executive Long-Term Stock Investment Plan

ARTICLE I - GENERAL

1.01. Purpose

The purposes of this Executive Long-Term Stock Investment Plan (the "Plan") are to: (1) closely associate the interests of the management of CPAC, Inc. and its subsidiaries (the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02. Administration

(a) The Plan shall be administered by a Committee of two or more directors of the Company, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, that is, a director who is not, during the one year period prior to service as a member of the Committee, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company, except as permitted by the Rule. Members of the Committee shall serve

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one (1) year terms, renewable automatically, unless terminated at the discretion of the Board of Directors.

(b) The Committee shall have the authority, in its sole discretion and from time to time to:

(i) designate the employees or classes of employees eligible to participate in the Plan;

(ii) grant options and/or stock awards provided in the Plan in such form and number as the Committee shall determine;

(iii) impose such limitations, restrictions and conditions upon any such option and/or stock award as the Committee shall deem appropriate, consistent with the purposes of the Plan; and

(iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

(c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any option and/or stock award granted hereunder.

1.03. Eligibility for Participation

Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and

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amount of options and/or stock awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.04. Types of Awards Under the Plan

Awards under the Plan may be in the form of any one or more of the following:

(i) Stock Options, as described in Article II;

(ii) Incentive Stock Options, as described in Article III;

(iii) Reload Options, as described in Article IV; and/or

(iv) Restricted Performance Stock, as described in Article V.

1.05. Aggregate Limitation on Awards

Shares of stock which may be issued under the Plan shall, in the discretion of the Board of Directors of the Company, consist either in whole or in part of authorized but unissued shares or treasury shares of the $.01 par value common stock of the Company ("Shares"). The maximum number of Shares which may be issued under the Plan shall be 1,200,000. Any Shares subject to a Stock Option, Incentive Stock Option, or Reload Option which for any reason is terminated unexercised or expires, or in the case of Restricted, Performance Stock is forfeited, shall again be available for issuance under the Plan.

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1.06. Effective Date and Term of Plan

(a) The Plan's Effective Date is June 8, 1994, the date on which it was adopted by the Board of Directors of the Company, subject to the authorization and approval by a majority vote of the outstanding number of shares of the Company present in person or by proxy at the annual meeting of the shareholders of the Company duly called and held on August 10, 1994.

(b) No options and/or stock awards shall be granted under the Plan after the last day of the Company's fiscal year ended March 31, 2004 provided, however, that the Plan and all options and/or stock awards made under the Plan prior to such date shall remain in effect until such options and/or stock awards have been exercised, lapsed or forfeited in accordance with the Plan and the terms of such options and/or stock awards.

1.07. Amendment and Termination of Plan

The Board of Directors of the Company, without further approval of the shareholders of the Company, may at any time suspend or terminate the Plan or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the shareholders of the Company which would (i) except as provided by the anti-dilution provisions of this Plan, increase the maximum number of Shares which may be issued under the Plan, (ii) change the eligibility requirements for individuals entitled to

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receive awards under the Plan, (iii) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 ("Code"), (iv) require prior approval of a majority vote of shareholders of the Company under the applicable provisions of the Business Corporation Law of New York State, or (v) materially increase the benefits accruing to participants under the Plan within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

1.08. Reservation of Shares

The Company shall be under no obligation to reserve shares of its $.01 par value common stock to meet its obligations under the Plan but it may do so. The grant of Options or the issuance of Shares to employees hereunder shall not be construed to constitute the establishment of a trust with respect to such Options or Shares. The Company shall be deemed to have complied with the terms of the Plan if, at the time of issuance and delivery of Shares pursuant to the Plan, it has a sufficient number of shares of its $.01 par value common stock authorized and unissued or in its treasury which may then be appropriated and issued for purposes of the Plan, irrespective of the date when such shares were authorized.

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1.09. Application of Proceeds

The proceeds of the issuance of Shares by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any business purpose.

1.10. General Restrictions

Each option or stock award granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the consent or approval of any governmental regulatory body, or (ii) an agreement by the optionee of an option and/or grantee of an award with respect to the disposition of the Shares is necessary or desirable as a condition of, or in connection with, the granting of such option and/or award or the issue or purchase of Shares thereunder, such option may not be exercised and/or such award may not be consummated in whole or in part unless such consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

1.11. Withholding Taxes

Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the optionee with respect to an exercised option or the grantee with respect to a stock award to remit to the Company an amount sufficient to satisfy any Federal, state and/or local

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withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Alternatively, the Company may issue or transfer such Shares net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the Shares shall be valued on the date the withholding obligation is incurred.

1.12. Right to Terminate Employment

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such employee.

1.13. Non-Uniform Determinations

The Committee's determinations under the Plan (including without limitation determinations of the persons to receive options and/or stock awards, the form, amount and timing of such options and/or stock awards, the terms and conditions of such options and/or stock awards and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, options and/or stock awards under the Plan, whether or not such persons are similarly situated.

1.14. Leaves of Absence

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any option and/or

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stock award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on options and/or stock awards under the Plan theretofore made to any recipient who takes such leave of absence.

ARTICLE II - STOCK OPTIONS

2.01. Award of Stock Options

The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any eligible employee one or more options to purchase for cash or shares the number of Shares ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Shares to an employee pursuant to the Plan.

2.02. Stock Option Agreements

The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of Shares subject to the Stock Option evidenced thereby, and such Stock Option Agreement shall be in such form as the Committee may from time to time determine. Each Agreement shall contain provisions consistent with this Plan,

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including a provision prohibiting the sale, assignment, exchange, alienation, pledge, encumbrance or other similar form of transfer for value of any Shares acquired pursuant to the exercise of any Stock Option granted under this Plan until after the date that is six (6) months from the date of grant of the Stock Option and including, in the discretion of the Committee, a waiting period following the grant of any Stock Option during which all or any part thereof may not be exercised.

2.03. Terms and Conditions of Options

Each Stock Option granted by the Committee shall be subject to the following terms and conditions:

(a) Price. Each Stock Option shall state the number of Shares subject to the Stock Option and the Stock Option price, which, unless the Committee, in its absolute discretion, otherwise determines, shall be not less than the fair market value of the Shares with respect to which the Option is granted at the time of the granting of the Stock Option ("Exercise Price"). The Committee is explicitly authorized to grant Stock Options the Exercise Price per Share of which is less than the fair market value of the Shares at the time of grant, but said Exercise Price per Share shall in no event be less than the par value thereof.

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For purposes of this paragraph 2.03(a), the fair market value per Share shall be the mean between the high and the low "bid" prices for the common stock of the Company as quoted on the National Association of Securities Dealers, Inc. on the day the Stock Option is granted.

(b) Term. The term of each Stock Option shall be determined by the Committee. The Committee and an Optionee may at any time by mutual agreement terminate or modify the term of any Stock Option granted to such Optionee under this Plan.

(c) Exercise. Each Stock Option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased, the purchase price being paid, and accompanied by the payment of the purchase price. An Optionee may pay for the Shares subject to the Stock Option with cash, a certified check or a bank cashier's check payable to the order of the Company. Alternatively, provided the Board of Directors shall approve the specific transfer, he may pay for the Shares, in whole or in part, by the delivery of common stock of the Company already owned by him which will be accepted in payment for Shares at the fair market value of such common stock on the date of exercise. For this purpose, fair market value per share of common stock shall be the mean between the high and low "bid" prices for the common stock of the Company as quoted on the National Association of Securities Dealers, Inc. National Market System on the day the common stock is mailed or

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otherwise delivered to the Company. Certificates representing the Shares purchased by the Optionee shall be issued by the Company as soon as reasonably practicable after the Optionee has complied with these provisions.

(d) Restriction Upon Exercise. Notwithstanding any other provision of this Plan, and subject to the following limitations, Shares obtained upon the exercise of any Stock Option or Incentive Stock Option (within the meaning of Section 422 of the Code) under this or any other stock option plan of the Company, may be used in satisfaction of any part of the Exercise Price for Shares subject to Stock Options granted under this Plan. However, Shares obtained upon the exercise of a given Stock Option may not be used to acquire additional Shares under that same Stock Option. In addition, shares acquired through the exercise of an Incentive Stock Option may be used only if the transfer of such previously acquired shares takes place two years from the date of the grant of the prior Incentive Stock Option and one year from the date of exercise of the prior Incentive Stock Option.

The Committee may, from time to time, impose such restrictions and/or conditions upon the vesting and/or the subsequent transferability of any Shares to be issued or transferred by the Company upon the exercise of any Stock Options granted pursuant to

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this Plan as it may deem advisable for the orderly, secondary transfer of such Shares.

The Stock Option Agreements utilized in connection with the grant and exercise of Stock Options granted under this Plan shall alert the Optionee as to the existence of the Company's policy regarding trading in the Company's securities while in possession of material, inside information regarding the Company and/or its subsidiaries, as well as the guidelines and procedures designed to implement such policy. In particular, such documents shall state that the Optionee may be required, under the Company's policy and procedures, to obtain permission of the Company's Clearinghouse Committee prior to any sale or transfer for value of the Shares to be acquired under Stock Options granted under the Plan.

2.04. Non-Assignment/Non-Transferability

During the lifetime of the Optionee, Stock Options issued pursuant to this Plan shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

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2.05. Death of the Optionee

In the event that an Optionee shall die while he is an employee of the Company (or within three (3) months after the termination of such employment) and prior to his complete exercise of Stock Options granted to him under this Plan, any such remaining Stock Option may be exercised in whole or in part only: (i) by the Optionee's estate or by or on behalf of such person or persons to whom the Optionee's rights pass under his Will or by the laws of descent and distribution, (ii) to the extent that the Optionee was entitled to exercise the Stock Option at the date of his death, and subject to all of the conditions and restrictions contained in this Plan, and (iii) prior to the expiration of the term of the Stock Option.

2.06. Termination of Employment

Except as the Committee shall, in its sole discretion determine, a Stock Option shall be exercisable, during the lifetime of the employee to whom it is granted, only while he is an employee of the Company and has been an employee continuously since the date the Stock Option was granted. A Stock Option shall also be exercisable within three (3) months after the date on which the Optionee ceases to be such an employee, to the extent that he would have been entitled to exercise the Stock Option at the time of such termination of employment and subject to all of the conditions and restrictions

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contained in this Plan. However, no Stock Option shall be exercisable after the expiration of the term thereof. In the case of an employee who is permanently and totally disabled, the three-month period described in this paragraph and paragraph 2.05 shall be one year. For this purpose, an employee is "permanently and totally disabled" if he suffers from a physical or mental condition of such severity and probable prolonged duration as to entitle the employee to retirement disability benefits under the Federal Social Security Act. The fact of such disability shall be certified to by a qualified physician independent of both the employee and the Company.

2.07. Anti-Dilution Provision

(a) The Exercise Price and the number and character of the Shares which are the subject of Stock Options granted under this Plan shall be subject to adjustment, as follows:

1. In case the Company shall at any time pay a dividend in shares of its common stock or subdivide its outstanding shares of common stock into a greater number of shares, the Shares purchasable upon exercise of outstanding Stock Options immediately prior to the record date established for such dividend or subdivision shall be proportionately increased, and conversely, in case the outstanding shares of common stock of the Company shall be combined into a smaller

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number of shares, the Shares purchasable upon exercise immediately prior to the record date established for such combination shall be proportionately reduced.

2. In case of any reclassification, capital reorganization or other organic change of outstanding shares of common stock of the Company, or in case of any consolidation or merger of the Company into another corporation (other than a merger with a wholly owned subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of common stock of the class issuable upon exercise of outstanding Stock Options) or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction cause effective provision to be made that the Optionee shall have the right thereafter, by exercising his Stock Option, to purchase the kind and amount of shares of stock (and other securities and property, as the case may be) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or transfer by the Optionee as if he had been a shareholder owning a beneficial interest in the number of Shares immediately prior to the record date, or other similar date established for such

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reclassification, capital reorganization or other change, consolidation, merger, sale or transfer. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to outstanding Stock Options. This subparagraph (a)2 shall similarly apply to any successive reclassification, capital reorganization and other organic change of shares of Common Stock and to successive consolidations, mergers, sales or transfers. In the event that at any time, as a result of an adjustment made pursuant to this subparagraph (a)2, the Optionee shall become entitled to purchase upon exercise of his Stock Option, shares of stock, evidences of indebtedness, or other securities or assets (other than shares of Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares of stock, evidences of indebtedness, other securities or assets; and thereafter the number of such shares of stock, evidences of indebtedness, or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions contained in this subparagraph 2.

3. In case the Company shall declare a dividend upon shares of common stock payable otherwise than out of earnings, retained earnings, or earned surplus or otherwise than in shares of

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common stock, the Optionee shall, upon exercise of his Stock Option in whole or in part, be entitled to purchase, in addition to the number of Shares deliverable upon such exercise against payment of the Exercise Price therefor, but without further consideration, the cash, stock or other securities or property which the Optionee would have received as dividends (otherwise than out of such earnings, retained earnings, or earned surplus and otherwise than in shares of common stock) if he had been a shareholder owning a beneficial interest in the number of Shares of common stock immediately prior to the record date established for such declaration. For purposes of this subparagraph (a)3, a dividend payable otherwise than in cash or otherwise than in shares of common stock shall be considered to be payable out of earnings, retained earnings, or earned surplus only to the extent that such earnings, retained earnings, or earned surplus shall be charged in an amount equal to the fair value of such dividends as determined by the Board of Directors.

4. Upon each adjustment of the number of Shares purchasable, the Optionee shall thereafter (until another such adjustment) be entitled to purchase, at a new Exercise Price, up to such number of Shares, calculated to the nearest full share. Such new Exercise Price shall be calculated by multiplying the number of Shares immediately prior to such adjustment by the Exercise Price in effect

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immediately prior to such adjustment and dividing the product so obtained by the new number of Shares.

(b) Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing paragraph (a)4, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, a certificate from its independent certified public accountants showing the new exercise price, determined as there provided, setting forth in reasonable detail the facts requiring the adjustment of such price, including a statement of the number of additional shares of common stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such accountants' certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, forthwith after each such adjustment mail a copy of such certificate to the Optionee.

(c) So long as Stock Options granted under the Plan shall be outstanding,

(i) if the Company shall pay any dividend or make any distribution upon its Common Stock; or

(ii) if the Company shall offer to the beneficial owners of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights; or

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(iii) if any capital reorganization of the Company, reclassification of the Common Stock of the Company, consolidation or merger of the Company into another corporation, sale or transfer of all or substantially all of the property and assets of the Company to another corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected;

then, in any such case, the Company shall cause to be mailed to the Optionee at least ten (10) days prior to the earliest date hereinafter specified, a notice containing a brief description of the proposed action and stating the anticipated date on which (1) a record is to be taken for the purpose of such dividend, distribution or rights, or (2) such reclassification, reorganization, consolidation, merger, sale or transfer, dissolution, liquidation or winding up is to take place and the anticipated date, if any, that is to be fixed, as of which the beneficial owners of the common stock shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale or transfer, dissolution, liquidation or winding up. After any such notice shall be given, the Company shall give the Optionee copies of all future notices sent to the Company's stockholders with respect to the same transaction.

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2.08. Rights as a Shareholder

The Optionee shall have no rights as a Shareholder with respect to the Shares purchased by him pursuant to the exercise of a Stock

Option under this Plan until the Company has received full payment therefor and has issued a Stock Certificate(s) to him representing such Shares. Except as provided in paragraph 2.07 above, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), for distributions or for rights of any other kind with respect to Shares for which the record date for such dividends or distributions or rights is prior to the date of the issuance to the Optionee of a Certificate(s) for the Shares.

2.09. Registration

The Company shall use its best efforts to register the Shares issuable under this Plan with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 in order to facilitate the resale of the Shares acquired by non-affiliates of the Company under the Plan without federal securities law restrictions.

2.10. Acceleration of Options in Certain Events

Notwithstanding any provisions to the contrary in this Plan or in any Stock Option Agreement evidencing Stock Options granted hereunder, all Stock Options then currently outstanding shall become immediately

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exercisable in full and remain exercisable until their expiration in accordance with their respective terms upon the occurrence of either of the following events:

(i) the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company) or

(ii) approval by the Company's Shareholders of a (A) merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Company's then outstanding common stock), (B) sale or disposition of all or substantially all of the Company's assets, or (C) plan of liquidation and/or dissolution of the Company.

ARTICLE III - INCENTIVE STOCK OPTIONS

3.01. Award of Incentive Stock Options

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any eligible employee one or more "incentive stock options", intended to qualify as such under the provisions of Section 422 of the Code ("Incentive Stock Options") to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Shares pursuant to the Plan.

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3.02. Annual Limitation

The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under this Plan and all other incentive stock option plans of the Company, any parent of the Company and any of its subsidiaries) shall not exceed $100,000.00. For purposes of the application of this rule, Incentive Stock

Options shall be taken into account in the order in which they were granted.

3.03. Incentive Stock Option Agreements

The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of Shares subject to the Incentive Stock Option evidenced thereby, and such Incentive Stock Option Agreement shall be in such form as the Committee may from time to time determine. Each Agreement shall contain provisions consistent with this Plan, including a provision prohibiting the sale, assignment, exchange, alienation, pledge, encumbrance or other similar form of transfer for value of any Shares acquired pursuant to the exercise of any Incentive Stock Option granted under this Plan until after the date that is six (6) months

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from the date of grant of the Incentive Stock Option and including, in the discretion of the Committee, a waiting period following the grant of any Incentive Stock Option during which all or any part thereof may not be exercised.

3.04. Terms and Conditions of Options

Each Incentive Stock Option granted by the Committee pursuant to this Plan shall be subject to the following terms and conditions:

(a) Price. Each Incentive Stock Option shall state the number of Shares subject to the Incentive Stock Option and the Incentive Stock Option price, which shall be not less than the fair market value of the Shares with respect to which the Incentive Stock Option is granted at the time of the granting of the Incentive Stock

Option. If an Incentive Stock Option is granted to any person who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company and/or its subsidiaries (hereinafter referred to as a "Ten Percent Shareholder"), the Incentive Stock Option price shall be not less than one hundred ten (110) percent of the fair market value of the Shares with respect to which the Incentive Stock Option is granted at the time of the granting of the Incentive Stock Option to the Ten Percent Shareholder. For purposes of the foregoing limitation, the rules of Section 424(d) of the Code

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(relating to attribution of stock ownership) shall apply in determining share ownership, provided, however, Shares that an Optionee may purchase under outstanding Incentive Stock and/or Stock Options shall not be treated as stock owned by the individual.

For purposes of this paragraph 3.03(a), the fair market value per Share shall be the mean between the high and low "bid" prices for the common stock of the Company as quoted on the National Association of Securities Dealers, Inc. National Market System on the day the Incentive Stock Option is granted.

(b) Term. The term of each Incentive Stock Option shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable either in whole or in part after the expiration of ten (10) years from the date on which it is granted. In no event shall an Incentive Stock Option granted to a Ten Percent Shareholder be exercisable either in whole or in part after the expiration of five (5) years from the date on which it is granted. The Committee and an Optionee may at any time by mutual agreement terminate or modify the term of any Incentive Stock Option granted to such Optionee under this Plan provided that any modification of the term of any Incentive Stock Option granted under this Plan shall meet the requirements of this paragraph.

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(c) Exercise. Each Incentive Stock Option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of the purchase price. An

Optionee may pay for the Shares subject to the Incentive Stock Option with cash, a certified check or a bank cashier's check payable to the order of the Company. Alternatively, provided the Board of Directors shall approve the specific transfer, he may pay for the Shares, in whole or in part, by the delivery of common stock of the Company already owned by him which will be accepted in payment for such Shares at the fair market value of such common stock on the date of exercise. For this purpose, fair market value per share of common stock shall be the mean between the high and low "bid" prices for the common stock of the Company as quoted on the National Association of Securities Dealers, Inc. National Market System on the day the stock is mailed or otherwise delivered to the Company. Certificates representing the Shares purchased by the Optionee shall be issued by the Company as soon as reasonably practicable after the Optionee has complied with these provisions.

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(d) Restriction Upon Exercise. Notwithstanding any other provision of this Plan, and subject to the following limitations, Shares obtained upon the exercise of any Stock Option or Incentive Stock Option (within the meaning of Section 422 of the Code) under this or any other stock option plan of the Company, may be used in satisfaction of any part of the Exercise Price for Shares subject to Stock Options granted under this Plan. However, Shares obtained upon the exercise of a given Incentive Stock Option may not be used to acquire additional Shares under that same Incentive Stock Option. In addition, Shares acquired through the exercise of a Stock Option may be used only if the transfer of such previously acquired shares takes place two years from the date of the grant of the prior Incentive Stock Option and one year from the date of exercising the prior Incentive Stock Option.

The Committee may, from time to time, impose such restrictions and/or conditions upon the vesting and/or the subsequent transferability of any Shares to be issued or transferred by the Company upon the exercise of any Incentive Stock Options granted pursuant to this Plan as it may deem advisable for the orderly, secondary transfer of such shares.

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The Incentive Stock Option Agreements utilized in connection with the grant and exercise of Options granted under this Plan shall alert the Optionee as to the existence of the Company's policy regarding trading in the Company's securities while in possession of material, inside information regarding the Company and/or its subsidiaries, as well as the guidelines and procedures designed to implement such policy. In particular, such documents shall state that the Optionee may be required, under the Company's policy and procedures, to obtain permission of the Company's Clearinghouse Committee prior to any sale or transfer for value of the Shares to be acquired under Incentive Stock Options granted under the Plan.

3.05. Non-Assignment/Non-Transferability

During the lifetime of the Optionee, Incentive Stock Options issued pursuant to this Plan shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

3.06. Death of the Optionee

In the event that an Optionee shall die while he is an employee of the Company (or within three (3) months after the termination of such employment) and prior to his complete exercise of Incentive Stock Options granted to him under this Plan, any such remaining Incentive

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Stock Option may be exercised in whole or in part only: (i) by the Optionee's estate or by or on behalf of such person or persons to whom the Optionee's rights pass under his Will or by the laws of descent and distribution, (ii) to the extent that the Optionee was entitled to exercise the Incentive Stock Option at the date of his death, and subject to all of the conditions and restrictions contained in this Plan, and (iii) prior to the expiration of the term of the Incentive Stock Option.

3.07. Termination of Employment

An Incentive Stock Option shall be exercisable, during the lifetime of the employee to whom it is granted, only while he is an employee of the Company and has been an employee continuously since the date the Incentive Stock Option was granted. An Incentive Stock Option shall also be exercisable within three (3) months after the date on which the Optionee ceases to be such an employee, to the extent that he would have been entitled to exercise the Incentive Stock Option at the time of such termination of employment and subject to all of the conditions and restrictions contained in this Plan. However, no Incentive Stock Option shall be exercisable after the expiration of the term thereof. In the case of an employee who is permanently and totally disabled, the three-month period described in this paragraph and paragraph 3.05 shall be one year. For this

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purpose, an employee is "permanently and totally disabled" if he suffers from a physical or mental condition of such severity and probable duration as to entitle the employee to retirement disability benefits under the Federal Social Security Act. The fact of such disability shall be certified to by a qualified physician independent of both the employee and the Company.

3.08. Anti-Dilution Provision

(a) The Exercise Price and the number and character of the Shares which are the subject of Incentive Stock Options granted under this Plan shall be subject to adjustment, as follows:

1. In case the Company shall at any time pay a dividend in shares of its common stock or subdivide its outstanding shares of common stock into a greater number of shares, the Shares purchasable upon exercise of outstanding Incentive Stock Options immediately prior to the record date established for such dividend or subdivision shall be proportionately increased, and conversely, in case the outstanding shares of common stock of the Company shall be combined into a smaller number of shares, the Shares purchasable upon exercise immediately prior to the record date established for such combination shall be proportionately reduced.

2. In case of any reclassification, capital reorganization or other organic change of outstanding shares of

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common stock of the Company, or in case of any consolidation or merger of the Company into another corporation (other than a merger with a wholly owned subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of common stock of the class issuable upon exercise of outstanding Incentive Stock Options) or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction cause effective provision to be made that the Optionee shall have the right thereafter, by exercising his Incentive Stock Option, to purchase the kind and amount of shares of stock (and other securities and property, as the case may be) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or transfer by the Optionee as if he had been a shareholder owning a beneficial interest in the number of Shares immediately prior to the record date, or other similar date established for such reclassification, capital reorganization or other change, consolidation, merger, sale or transfer. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to outstanding Incentive Stock Options. This subparagraph

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(a)2 shall similarly apply to any successive reclassification, capital reorganization and other organic change of shares of common stock and to successive consolidations, mergers, sales or transfers. In the event that at any time, as a result of an adjustment made pursuant to this subparagraph (a)2, the Optionee shall become entitled to purchase upon exercise of his Incentive Stock Option shares of stock, evidences of indebtedness, or other securities or assets (other than shares of common stock) then, wherever appropriate, all references herein to shares of common stock shall be deemed to refer to and include such shares of stock, evidences of indebtedness, other securities or assets; and thereafter the number of such shares of stock, evidences of indebtedness, or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions contained in this subparagraph (a)2.

3. In case the Company shall declare a dividend upon shares of common stock payable otherwise than out of earnings, retained earnings, or earned surplus or otherwise than in shares of common stock, the Optionee shall, upon exercise of his Incentive Stock Option in whole or in part, be entitled to purchase, in addition to the number of shares of common stock deliverable upon such exercise against payment of the Exercise Price therefor, but without further

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consideration, the cash, stock or other securities or property which the Optionee would have received as dividends (otherwise than out of such earnings, retained earnings, or earned surplus and otherwise than in shares of common stock) if he had been a shareholder owning a beneficial interest in the number of Shares immediately prior to the record date established for such declaration. For purposes of this subparagraph (a)3, a dividend payable otherwise than in cash or otherwise than in shares of common stock shall be considered to be payable out of earnings, retained earnings, or earned surplus only to the extent that such earnings, retained earnings, or earned surplus shall be charged in an amount equal to the fair value of such dividends as determined by the Board of Directors.

4. Upon each adjustment of the number of Shares purchasable, the Optionee shall thereafter (until another such adjustment) be entitled to purchase, at a new exercise price, up to such number of shares, calculated to the nearest full share. Such new exercise price shall be calculated by multiplying the number of Shares immediately prior to such adjustment by the exercise price in effect immediately prior to such adjustment and dividing the product so obtained by the new number of Shares.

(b) Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing paragraph (a)4, the

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Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, a certificate from its independent certified public accountants showing the new exercise price, determined as there provided, setting forth in reasonable detail the facts requiring the adjustment of such price, including a statement of the number of additional shares of common stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such accountants' certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, forthwith after each such adjustment mail a copy of such certificate to the Optionee.

(c) So long as Incentive Stock Options granted under the Plan shall be outstanding,

(i) if the Company shall pay any dividend or make any distribution upon its Common Stock; or

(ii) if the Company shall offer to the beneficial owners of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights; or

(iii) if any capital reorganization of the Company, reclassification of the Common Stock of the Company, consolidation or merger of the Company into another corporation, sale or transfer of all or substantially all of the property and assets of the Company to another corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected;

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then, in any such case, the Company shall cause to be mailed to the Optionee at least ten (10) days prior to the earliest date hereinafter specified, a notice containing a brief description of the proposed action and stating the anticipated date on which (1) a record is to be taken for the purpose of such dividend, distribution or rights, or (2) such reclassification, reorganization, consolidation, merger, sale or transfer, dissolution, liquidation or winding up is to take place and the anticipated date, if any, that is to be fixed, as of which the beneficial owners of the Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale or transfer, dissolution, liquidation or winding up. After any such notice shall be given, the Company shall give the Optionee copies of all future notices sent to the Company's stockholders with respect to the same transaction.

3.09. Rights as a Shareholder

The Optionee shall have no rights as a Shareholder with respect to the Shares purchased by him pursuant to the exercise of an Incentive Stock Option under this Plan until the Company has received full payment therefor and has issued a Stock Certificate(s) to him representing such Shares. Except as provided in paragraph 3.07 above, no adjustment shall be made for dividends (ordinary or extraordinary,

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whether in cash, securities or other property, for distributions or for rights of any other kind with respect to Shares for which the record date for such dividends or distributions or rights is prior to the date of the issuance to the Optionee of a Certificate(s) for the Shares.

3.10. Acceleration of Options in Certain Events

Notwithstanding any provisions to the contrary in this Plan or in any Incentive Stock Option Agreement evidencing Incentive Stock Options granted hereunder, all Incentive Stock Options then currently outstanding shall become immediately exercisable in full and remain exercisable until their expiration in accordance with their respective terms upon the occurrence of either of the following events:

(i) the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company) or

(ii) approval by the Company's Shareholders of a (A) merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Company's then outstanding common stock), (B) sale or disposition of all or substantially all of the Company's assets, or (C) plan of liquidation and/or dissolution of the Company.

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ARTICLE IV - RELOAD OPTIONS

4.01. Authorization of Reload Options

Concurrently with the award of Stock Options and/or the award of Incentive Stock Options to any employee, the Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of common stock. The grant of a Reload Option will become effective upon the exercise of the underlying Stock Option or Incentive Stock Option if the Optionee uses shares of common stock of the Company which he has held for at least [ ] months to purchase, either in whole or part, the underlying Stock or Incentive Stock Option. The number of Reload Options shall equal the number of shares of common stock used to exercise the respective underlying Option.

4.02. Reload Option Agreement

Each Stock Option Agreement and Incentive Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Stock Options and/or Incentive Stock Options. Upon the exercise of the underlying Stock Option or the underlying Incentive Stock Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement or Incentive Stock Option Agreement, which amendment shall set forth the number of Reload Options, the Reload Option Price and such other terms and conditions governing the Reload Option.

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4.03. Reload Option Price

The option price per share of Shares deliverable upon the exercise of a Reload Option generally shall be the fair market value of a share of common stock on the date the grant of the Reload Option becomes effective, that is, the date on which the underlying Stock Option and/or Incentive Stock Option shall have been exercised. For this purpose, the fair market value per Share shall be the mean between the high and the low "bid" prices for the common stock of the Company as quoted on the National Association of Securities Dealers, Inc. on such date. Notwithstanding the general rule regarding fair market value, in the case of a Reload Option granted where the Exercise Price of the underlying Stock Option constituted a given percentage of the then fair market value, in the Committee's discretion, the Reload Option Price with respect to such Reload Option, may be at the same percentage of the fair market value on the date of the Reload Option's effectiveness.

4.04. Terms and Conditions

Each Reload Option granted by the Committee pursuant to this Plan shall constitute a Stock Option if authorized with respect to underlying Stock Options or an Incentive Stock Option if authorized with respect to underlying Incentive Stock Options and consequently, each such Reload Option shall be governed generally by the same

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terms and conditions, set forth in Article II or III of this Plan respectively, as govern the underlying Stock Options or Incentive Stock Options, as the case may be. The Committee may impose additional terms and conditions and/or restrictions on the exercise of Reload Options that, in its absolute discretion, it deems advisable to carry out the purpose of the Reload Option feature of this Plan. To this end, the Committee may expressly limit the consideration payable upon the exercise of a Reload Option to cash, or may permit such consideration to consist of shares of common stock of the Company which the Optionee has held for at least 12 months. Further, the Committee may, in its discretion, grant successive Reload Options if the granting of such successive Reload Options is, in the Committee's judgment, in accordance with and in furtherance of the purposes of this Plan.

4.05. Registration

The Company shall use its best efforts to register the Shares with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 in order to facilitate the resale of the Shares acquired by non-affiliates of the Company under the Plan without federal securities law restrictions.

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ARTICLE V - RESTRICTED PERFORMANCE SHARES

5.01. Award of Restricted Performance Shares

Concurrently with or subsequent to the grant of any Stock Option, Incentive Stock Option or Reload Option to purchase Shares, the Committee may, subject to the provisions of the Plan and such other terms, conditions and restrictions as the Committee may prescribe, award to the Optionee one (1) Share of the Company's $.01 par value common stock (hereinafter referred to as "Restricted Performance Shares") for each aggregate four (4) Shares of such common stock granted under the Option (that is, one Restricted Performance Share for each 4 option Shares). Restricted Performance Shares shall be awarded in consideration of the future performance of substantial services to and/or on behalf of the Company by the employee to whom the Restricted Performance Shares are awarded.

5.02. Restricted Stock Agreement

Each Restricted Performance Shares award shall be evidenced by a Restricted Performance Share Certificate issued by the Company and shall be governed by the provisions of a Restricted Performance Share Agreement in such form as the Committee may from time to time determine.

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5.03. Rights of Shareholder

Upon issuance of the Restricted Performance Share Certificate(s) evidencing the Restricted Performance Shares and subject to the restrictions and conditions contained herein, the employee shall have all the rights of a stockholder of the Company with respect to the Restricted Performance Shares represented by said Certificates, including the right to vote such Restricted Performance Shares and receive all dividends as well as all other distributions paid or made with respect thereto.

5.04. Restrictions on Transfer

Restricted Performance Shares issued, awarded and transferred pursuant to this Plan may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, unless, until and then only to the extent that the restrictions and conditions as set forth in this Plan shall have lapsed in accordance with paragraph 5.06 hereof.

The Restricted Performance Shares Certificate(s) evidencing Restricted Performance Shares shall be issued in the sole name of the employee and shall bear a legend which, in part, shall provide that:

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The shares of CPAC, Inc. Common Stock evidenced by this certificate are subject to the terms, restrictions and conditions of the a Restricted Performance Share Agreement executed by and between CPAC, Inc. and the holder of this certificate dated , 199 ; such Shares are subject to forfeiture or cancellation under the terms of said Agreement; and such Shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Agreement, a copy of which is available from CPAC, Inc. upon request.

5.05. Forfeiture

The following rules shall govern the forfeiture of Restricted Performance Shares issued pursuant to this Plan:

1) All Restricted Performance Shares still subject to the restrictions hereof shall be forfeited and returned to or cancelled by the Company in the event the employee awarded such Shares shall terminate his service with the Company prior to the date immediately following the last day of the Option period with respect to which the Restricted Performance Shares were awarded (or, if earlier, the date on which the employee shall have waived all his rights with respect to such Option). This rule shall not apply in the event such termination is due to such employee's death, his permanent and total disability, or a change in control of the Company.

For purposes of this Article, the term "permanent and total disability" shall mean a physical or mental condition of such severity

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and probable prolonged duration as to entitle the Employee to disability retirement benefits under the Federal Social Security Act. The fact of such disability shall be certified to by a qualified physician independent of both the Company and the Employee.

For purposes of this Article, the term "change in control of the Company" shall generally include a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company and its subsidiaries. Specifically, the term shall include (i) the purchase or other acquisition, in a single or related series of transactions, by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (ii) the approval by the shareholders of the Company of a reorganization, merger, or consolidation with respect to which, in each case, persons who were shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter, own more than fifty percent (50%) of either the outstanding shares of common stock

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or the combined voting power of the reorganized, merged or consolidated Company's then outstanding voting securities entitled to vote generally or (iii) the liquidation and/or dissolution of the Company;

2) All Restricted Performance Shares still subject to the restrictions hereof, shall be forfeited and returned to or cancelled by the Company in the event the cumulative annual growth in CPAC's consolidated earnings per share for each fiscal year or part thereof, and, where appropriate, subsidiary, group or division performance for each fiscal year or part thereof, during the Option period with respect to which the Restricted Performance Shares were awarded, does not meet certain objectives established by the Company's Board of Directors as a condition for the award of such Restricted Performance Shares.

For purposes of this paragraph, the term "consolidated earnings per share" means earnings per average common share computed by dividing consolidated net income (before extraordinary items, net of taxes) by the average number of common shares outstanding as shown in CPAC's Annual Report (Form 10-K) filed with the Securities and Exchange Commission with respect to each fiscal year.

3) Notwithstanding anything contained herein to the contrary, in the event an employee exercises the Stock Option or the Incentive Stock Option, either in whole or in part, with respect to

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which Restricted Performance Shares were awarded, all such Restricted Performance Shares with respect to such Option shall be forfeited and returned to or cancelled by the Company, regardless of whether they would be forfeited, returned to or cancelled by the Company pursuant to paragraphs 5.05.1 and 2.

5.06. Lapse of Restrictions

Except for the forfeiture provision contained in paragraph 5.05.3, the restrictions contained in paragraphs 5.04 and 5.05 shall lapse automatically and without any action on the part of the Company and/or the employee, on the date immediately following the last day of the Option Period with respect to which the Restricted Performance Shares are awarded, that is, the date immediately following the date on which such Option, by its terms, shall have expired unexercised, or, if earlier, the date on which the employee shall have waived all of his rights in such Option.

5.07. Restricted Performance Shares

The Company shall use its best efforts to register the Restricted Performance Shares with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 in order to facilitate the resale of the Shares acquired by non-affiliates of the Company under the Plan without federal securities law restrictions.

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